UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Main Street Armonk, New York		10504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 14, 2012 Visant Corporation (“Visant”) under the applicable terms of its senior secured credit facilities (the “Credit Facilities”) made a voluntary pre-payment of its outstanding term loan under the Credit Facilities and repurchased for retirement in privately negotiated transactions certain of its 10.0% Senior Notes due 2017 (the “Notes”). The total principal amount of indebtedness involved in connection with the optional pre-payment of the term loan and the Note repurchases was $35,330,000, plus accrued interest.

An affiliate of one of Visant’s equity sponsors served in an agency capacity for the broker executing the Note repurchases on behalf of Visant, for which the affiliate received customary compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: December 14, 2012	/s/ Marie D. Hlavaty
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer